As filed with the Securities and Exchange Commission on November 4, 2005

Registration No. 333-128350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3290391
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

(703) 991-6581

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rahul Prakash, Chairman of the Board and Chief Executive Officer

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

(703) 991-6581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 – Facsimile	David Alan Miller, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series A units, each consisting of two shares of common stock, par value $.0001 per share, five Class W warrants and five Class Z warrants (2)	460,000 units	$10.50	$4,830,000	$568.49
Series B units, each consisting of two shares of Class B common stock, par value $.0001 per share, one Class W warrant and one Class Z warrant (3)	2,990,000 units	$10.10	$30,199,000	$3,554.42
Representative’s purchase option (4)	1	—	$100	(5)
Series A units issuable upon exercise of the representative’s purchase option	20,000 units	$17.325	$346,500	$40.78
Series B units issuable upon exercise of the representative’s purchase option	130,000 units	$16.665	$2,166,450	$254.99
Common stock, included in Series A units	920,000 shs.	—	—	(5)
Class B Common stock, included in Series B units	5,980,000 shs.	—	—	(5)
Class W warrants included in Series A units	2,300,000 wts.	—	—	(5)
Class Z warrants included in Series A units	2,300,000 wts.	—	—	(5)
Class W warrants included in Series B units	2,990,000 wts.	—	—	(5)
Class Z warrants included in Series B units	2,990,000 wts.	—	—	(5)
Common stock, issuable upon exercise of Class W warrants (4)	5,290,000 shs.	$5.00	$26,450,000	$3,113.17
Common stock, issuable upon exercise of Class Z warrants (4)	5,290,000 shs.	$5.00	$26,450,000	$3,113.17
Common stock, included in Series A units issuable upon exercise of the representative’s purchase option	40,000 shs.	—	—	(5)
Class B Common stock, included in Series B units issuable upon exercise of the representative’s purchase option	260,000 shs.	—	—	(5)
Class W warrants included in Series A units issuable upon exercise of the representative’s purchase option	100,000 wts.	—	—	(5)
Class Z warrants included in Series A units issuable upon exercise of the representative’s purchase option	100,000 wts.	—	—	(5)
Class W warrants included in Series B units issuable upon exercise of the representative’s purchase option	130,000 wts.	—	—	(5)
Class Z warrants included in Series B units issuable upon exercise of the representative’s purchase option	130,000 wts.	—	—	(5)
Common stock, issuable upon exercise of Class W warrants (4)(6)	230,000 shs.	$5.50	$1,265,000	$148.89
Common stock, issuable upon exercise of Class Z warrants (4)(7)	230,000 shs.	$5.50	$1,265,000	$148.89
Total Fee			$92,972,050	$10,942.80
Previously paid				$10,942.80
Amount owed				$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2)	Includes 60,000 Series A units issuable upon exercise of the underwriters’ over-allotment option.
(3)	Includes 390,000 Series B units issuable upon exercise of the underwriters’ over-allotment option.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(5)	No fee pursuant to Rule 457(g).
(6)	Represents common stock underlying Class W warrants included in the representative’s Series A units and Series B units.
(7)	Represents common stock underlying Class Z warrants included in the representative’s Series A units and Series B units.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, November 4, 2005

PROSPECTUS

$30,460,000

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

400,000 Series A Units

2,600,000 Series B Units

Global Services Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to initially focus on target businesses in the business process services industry. This is an initial public offering of our securities. Our securities are being offered in the form of 3,000,000 units, consisting of 400,000 Series A units and 2,600,000 Series B units. Investors may purchase either Series A units, Series B units or any combination thereof.

Each Series A unit consists of:	Each Series B unit consists of:
• two shares of our common stock; • five Class W warrants; and • five Class Z warrants.	• two shares of our Class B common stock; • one Class W warrant; and • one Class Z warrant.

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. If a business combination is completed, all outstanding shares of Class B common stock will automatically be converted into an equal number of shares of common stock unless the holder has previously both exercised the conversion rights described herein and voted against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. If we are unable to complete a business combination, we will dissolve and liquidate. In such event, the holders of our common stock (which is offered as a part of our Series A units) are likely to lose all or substantially all of their investment as we will distribute the funds to be deposited into trust as described in this prospectus to the holders of our Class B common stock (which is offered as a part of our Series B units) and only our remaining net assets will be distributed to the holders of our common stock. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units. Since the shares of common stock included in our Series A units will have little or no value if we do not consummate a business combination, the Series A units represent a riskier investment than the Series B units.

Each Class W warrant and Class Z warrant entitles the holder to purchase one share of our common stock at a price of $5.00 per share. Each Class W warrant and Class Z warrant will become exercisable on the later of our completion of a business combination and             , 2006. The Class W warrants will expire on             , 2010, or earlier upon redemption, and the Class Z warrants will expire on             , 2012, or earlier upon redemption. The Class W warrants and Class Z warrants sold in this offering will be redeemable at our option, with the consent of HCFP/Brenner Securities LLC, the representative of the underwriters, as set forth in this prospectus. However, the Class W warrants and Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

We have granted HCFP/Brenner Securities a 45-day option to purchase up to an additional 60,000 Series A units and/or an additional 390,000 Series B units (over and above the 400,000 Series A units and 2,600,000 Series B units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to HCFP/Brenner Securities, for $100, as additional compensation, an option to purchase up to a total of 20,000 Series A units at a per-unit offering price of $17.325 and/or a total of 130,000 Series B units at a per-unit offering price of $16.665. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our Series A units, Series B units, common stock, Class B common stock, Class W warrants or Class Z warrants. The Series A units and the Series B units will be quoted on the OTC Bulletin Board under the symbols              and             , respectively, on or promptly after the date of this prospectus. Once the securities comprising the Series A units and Series B units begin separate trading, we anticipate the common stock, Class B common stock, Class W warrants and Class Z warrants will be quoted on the OTC Bulletin Board under the symbols     ,     ,      and     , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per Series A unit	$10.50	$0.840	$9.660
Per Series B unit	$10.10	$0.808	$9.292
Total	$30,460,000	$2,436,800	$28,023,200

(1)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.105 per Series A unit and $0.101 per Series B unit ($304,600 in total), payable to HCFP/Brenner Securities.

Of the net proceeds we receive from this offering, $26,260,000 (representing the aggregate offering price of the Series B units) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee.

We are offering the Series A units and the Series B units for sale on a firm commitment basis. HCFP/Brenner Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                 , 2005.

HCFP/Brenner Securities LLC

                        , 2005

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Global Services Partners Acquisition Corp. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the representative will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on August 10, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. However, our management has significant experience and relationships in the business process services industry and we intend to initially focus on target businesses in this industry.

The business process services industry encompasses companies that undertake, on a contract basis, the management, delivery or operation of one or more business processes or functions of other companies. Segments within the business process services industry include, but are not limited to:

•	information technology services;

•	finance and accounting services;

•	human resources management services;

•	payment services;

•	manufacturing services;

•	design services;

•	research services;

•	distribution and logistics services;

•	sales/marketing services;

•	customer care services; and

•	claims/transaction processing services.

While we have not prioritized or determined which segment or segments of the business process services industry we may focus on, we do intend to focus on target companies operating in the United States that, prior to the business combination, have high cost structures and operating inefficiencies which we believe can be readily improved. Following the business combination, we will seek to lower the target business’ cost structure, improve its operations and enhance its value through various means, including the reallocation of operating resources within the target company, the relocation of labor resources to jurisdictions with more favorable labor rates, such as India or the Philippines, and the implementation of productivity technologies. According to A.T. Kearney’s 2004 Offshore Location Attractiveness Index (April 4, 2004), India and the Philippines both are considered to be among the top ten destinations for offshore business process services.

We have not, and as of the date of this prospectus, we do not have, any specific business combination under consideration and we have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, nor has anyone taken, on our behalf, any direct or indirect measure, to identify or locate any suitable candidate for a business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination).

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. In the event we ultimately determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

The target business or businesses that we acquire may have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

Our offices are located at 9302 Lee Highway, 5th Floor, Fairfax, Virginia 22031, and our telephone number is (703) 991-6581.

The Offering

Securities offered	400,000 Series A units, at $10.50 per unit, each unit consisting of:

•	two shares of common stock;

•	five Class W warrants; and

•	five Class Z warrants.

2,600,000 Series B units, at $10.10 per unit, each unit consisting of:

•	two shares of Class B common stock;

•	one Class W warrant; and

•	one Class Z warrant.

The Series A units and Series B units will begin trading on or promptly after the date of this prospectus. Each of the common stock, Class W warrants and Class Z warrants comprising the Series A units and the Class B common stock, Class W warrants and Class Z warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date or dates is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event will HCFP/Brenner Securities allow separate trading of the common stock, Class B common stock, Class W warrants and Class Z warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including audited financial statements, following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock, Class W warrants and/or Class Z warrants comprising the Series A Units, and the Class B common stock, Class W warrants and/or Class Z warrants comprising the Series B units. Although we will not distribute copies of the Current Reports on Form 8-K to individual securityholders, the Current Reports will be available on the SEC’s website after their filing. For more information on where you can find a copy of these and other of our filings, see “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	100 shares

Number to be outstanding after this offering	800,100 shares

Class B common stock:

Number outstanding before this offering	0 shares

Number to be outstanding after this offering	5,200,000 shares

Class W Warrants:

Number outstanding before this offering	1,537,500 Class W warrants

Number to be outstanding after this offering	6,137,500 Class W warrants

Exercisability	Each Class W warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class W warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	, 2006 [one year from the date of this prospectus].

The Class W warrants will expire at 5:00 p.m., New York City time, on                     , 2010 [five years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part;

•	at a price of $.05 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $7.50 per share (subject to adjustment)

for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

See below under “Class Z Warrants—Redemption” for a description of how we established these redemption criteria.

Class Z Warrants:

Number outstanding before this offering	1,537,500 Class Z warrants

Number to be outstanding after this offering	6,137,500 Class Z warrants

Exercisability	Each Class Z warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class Z warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	, 2006 [one year from the date of this prospectus].

The Class Z warrants will expire at 5:00 p.m., New York City time, on                     , 2012 [seven years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding Class Z warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part;

•	at a price of $.05 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $8.75 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our Class W warrants and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class W warrants and Class Z warrants only with the prior consent of HCFP/Brenner

Securities and HCFP/Brenner Securities may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in its best interest even if it is in our best interest.

OTC Bulletin Board symbols for our:

Series A units	[ ]

Series B units	[ ]

Common stock	[ ]

Class B common stock	[ ]

Class W warrants	[ ]

Class Z warrants	[ ]

Offering proceeds to be held in trust:

$26,260,000 of the proceeds of this offering (representing the aggregate offering price of the Series B units) will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, as trustee, pursuant to an agreement with American Stock Transfer & Trust Company to be signed on the date of this prospectus. These proceeds will not be released to us unless we complete a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund (initially, approximately $1,390,000).

Limited payments to insiders

There will be no fees or other cash payments paid to our existing securityholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, except:

•	repayment of an aggregate $52,500 in non-interest bearing loans made to us by our initial securityholders;

•	payment of $7,500 per month to Everest Telecom LLC for office space and related services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Following a business combination, our executive officers may remain with us in senior management or advisory positions although they will only be able to do so if they are able to negotiate employment or consulting agreements in connection with the business combination. These agreements could provide for them to receive fees or securities for services they may render to us following the business combination.

Different voting rights of common stock and Class B common stock

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. Following the completion of a business combination, we will have only one class of common stock outstanding. At that time, each holder will be entitled to vote on all matters.

Class B stockholders must approve business combination

We will seek Class B stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We will proceed with a business combination only if holders of a majority of the shares of Class B common stock cast at the meeting to approve the business combination vote in favor of the business combination and holders of 20% or more of the Class B shares have not voted against the business combination and exercised their conversion rights described below. In the event of a business combination, each outstanding share of Class B common stock will automatically be converted into one share of common stock, except those shares held by holders who have both voted against the business combination and elected to exercise the conversion rights described below. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. In the event we are unable to complete a business combination within the specified period, the trust fund will be distributed to our Class B stockholders and we will be dissolved.

Conversion rights for Class B stockholders voting to reject a business combination

Class B stockholders that vote against a business combination will be entitled to elect to convert their shares of Class B common stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Class B stockholders who convert their shares of

Class B common stock into their share of the trust fund will continue to have the right to exercise any Class W warrants and Class Z warrants they may hold.

Distribution of the proceeds held in trust to Class B stockholders in the event of no business combination followed by our dissolution

We will promptly distribute only to our Class B stockholders the amount in our trust fund (initially, $5.05 per share, plus the per share amount of interest earned on the trust fund) if we do not effect a business combination within 15 months after consummation of this offering (or within 21 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 15 months after consummation of this offering and the business combination has not been consummated within such 15 month period). The holders of common stock will not receive any of the proceeds held in the trust fund. As a result, in the event there is no business combination, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions. In addition, prior to the completion of a business combination, our operating expenses will only be funded from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund. This means that if such non-trust related funds prove inadequate to fund such expenses, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that, without additional financing, we would be unable to consummate a business combination and the holders of our Series A units would likely lose their entire investment.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial securityholders’ aggregate initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. Additionally, we do not satisfy that Association’s policy on unsound financial condition. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	August 24, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$139,750	$27,796,250
Total assets	$215,750	$27,796,250
Total liabilities	$69,500	—
Value of Class B common stock which may be converted to cash (initial price of $5.05 per share)	—	$5,249,374
Total stockholders’ equity	$146,250	$22,546,876

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the notes payable to affiliates, the estimated remaining costs from such sale, and other accrued expenses.

Working capital excludes $59,000 of costs related to this offering that have been paid or accrued through August 24, 2005. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering.

The working capital and total assets amounts in the “as adjusted” information include the $26,260,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust fund, including any accrued interest, will be distributed solely to our Class B stockholders.

We will not proceed with a business combination if the holders of a majority of the Class B common shares cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote, we may effect a business combination even if stockholders which own up to approximately 19.99% of the outstanding shares of Class B common stock vote against the business combination and exercise their conversion rights. In such event, we will be required, promptly following the completion of a business combination, to convert to cash up to approximately 19.99% of the 5,200,000 shares of Class B common stock sold in this offering, or up to 1,039,480 shares of Class B common stock, at an initial per-share conversion price of $5.05, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of Class B common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. As of August 24, 2005, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to complete a business combination, holders of our Series A units will be unable to convert their securities and participate in the distribution of the trust fund.

The trust fund will be reserved for holders of our Class B common stock acquired as part of the Series B units sold in this offering. Consequently, if we are unable to complete a business combination within 15 months after the completion of this offering, or within 21 months after completion of this offering if the extension criteria described below have been satisfied, the holders of common stock that will be sold as part of the Series A units will not be entitled to participate in the distribution of the trust fund. Furthermore, there will be no distribution from the trust fund with respect to our outstanding Class W warrants and Class Z warrants. For a more complete discussion of the effects on the holders of our common stock and Class B common stock if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Distribution of trust fund to Class B stockholders if no business combination” and “Proposed Business — Effecting a business combination — Liquidation if no business combination.”

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote those shares on a proposed business combination.

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote those shares on a proposed business combination with a target business. Only the holders of Class B common stock will have an opportunity to approve a business combination. Consequently, holders of common stock and warrants will be entirely dependent upon the judgment of the holders of Class B common stock in determining whether or not a proposed business combination is approved.

Purchasers of Series A units are likely to lose all or substantially all of their investment if we do not complete a business combination.

If we are unable to complete a business combination, the trust fund will be distributed to the Class B stockholders, we will be dissolved, and our remaining net assets will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discounts and commissions relating to the sale of both our Series A units and our Series B units. In addition, none of our operating expenses will be funded by purchasers of our Series B units. Prior to a business combination, such expenses will be funded from our cash as of the date of this prospectus and the proceeds from the sale of our Series A units in this offering, none of which funds will be held in trust. This means that if such non-trust related funds prove inadequate to fund our expenses pending our completion of a business combination, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that we would be unable to consummate a business combination. For example, if we were to determine it to be in our best interests to use a portion of our non-trust related funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular prospective business combination and we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, likely not have sufficient remaining funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. In such case, without additional financing, we would most likely not be able to consummate a business combination and, in such event, the holders of our Series A units would likely lose their entire investment.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our Series A units and Series B units will be immediately tradable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules. For a more detailed comparison of our offering to offerings subject to Rule 419, see the section entitled “Proposed Business — Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified 37 blank check companies which have gone public since August 2003, of which two have completed a business combination. The remaining 35 blank check companies have more than $1.6 billion in trust and are seeking to complete business combinations. Of these companies, only five companies have announced that they have entered into definitive agreements for business combinations but not yet consummated them. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by Class B stockholders could be less than $5.05 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of the holders of our Class B common stock, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our Class B common stock, our executive officers Rahul Prakash, Abhishek Jain and Avinash Vashistha, have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. However, we cannot assure you that these individuals will be able to satisfy those obligations. Furthermore, even after our liquidation (including the distribution of the funds then held in the trust account), under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Since we have not yet identified a target business, and our search and selection of a target business with which to complete a business combination will not be limited to any particular industry, we cannot currently ascertain the merits or risks of the business which we may ultimately acquire or the industry in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate, or contacted, or been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our Series A units and Series B units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business — Effecting a business combination — We have not identified a target business or target industry.”

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation, as amended, authorizes the issuance of up to 24,000,000 shares of common stock, par value $.0001 per share, 7,000,000 shares of Class B common stock, par value $.0001 per share, and

5,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the representative’s over-allotment option), there will be 4,964,900 and 1,540,000 authorized but unissued shares of our common stock and Class B common stock, respectively, available for issuance (after appropriate reservation for the issuance of shares upon conversion of the Class B common stock and upon full exercise of our outstanding Class W warrants and Class Z warrants and the purchase option granted to HCFP/Brenner Securities, the representative of the underwriters) and all of the 5,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to the shareholders of a potential target or in connection with a related simultaneous financing to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although we expect Messrs. Rahul Prakash, Abhishek Jain and Avinash Vashistha, our executive officers, to remain with us in senior management or advisory positions following a business combination, we may employ other personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if members of management are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues.

Because our officers, directors and senior advisors will allocate their time to other businesses, it could interfere with our ability to consummate a business combination.

Our officers, directors and senior advisors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers, directors and senior advisors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If their other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could interfere with our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and senior advisors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our officers, directors or senior advisors or any of their respective affiliates have previously been associated with a blank check company. Our officers, directors and/or senior advisors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Our officers, directors and/or senior advisors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers, directors and senior advisors own securities of ours which will not participate in the distribution of the trust fund or distributions upon our liquidation. This may cause them to have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

The common stock, Class W warrants and Class Z warrants owned by our officers, directors and senior advisors will become worthless if we do not consummate a business combination. The personal and financial interests of our officers, directors and senior advisors may influence their motivation in identifying and selecting a target business and completing a business combination. Consequently, our officers’, directors’ and senior advisors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Additionally, such individuals may purchase units in the offering and in the open market. If they purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders.

If our common stock or Class B common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock or Class B common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock and Class B common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with only approximately $27,650,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses and with different sellers, each seller will need to agree that the purchase of its business is contingent upon simultaneous closings of the other acquisitions which may make it more difficult for us, and delay our ability, to complete the business combination. If we were to consummate a business combination with several operating businesses, we could also face additional risks, including burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, we may not be able to achieve the optimal result of the merger, including improving productivity, efficiencies, profitability and operating results.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek Class B stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of Class B common stock in certain instances may reduce the resources available for a business combination. Additionally, our outstanding Class W warrants and Class Z warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only two of the 37 blank check companies that have gone public since August 2003 have completed a business combination and five of such companies have entered into a definitive agreement for a business combination may indicate that many privately held target businesses are not inclined to enter into a business combination with a blank check company. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate and, in such case, the holders of our Series A units will lose their entire investment.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares of Class B common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could prevent or severely limit the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

The loss of the services of any of our executive officers would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be required to distribute the proceeds of our trust fund to our Class B stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our executive officers. We have not entered into an employment agreement with any of our executive officers, nor have we obtained any “key man” life insurance on any of their lives. The loss of any or all of their services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and warrants and make it more difficult to effect a business combination.

In connection with this offering, as part of the Series A units and Series B units, we will be issuing warrants to purchase 9,200,000 shares of common stock. We have also issued to our initial security holders, including our officers, directors and senior advisors, and/or certain of their affiliates, warrants to purchase 3,075,000 shares of common stock at an exercise price of $5.00 per share. We will also issue an option to purchase 20,000 Series A units and/or 130,000 Series B units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 300,000 shares of common stock and warrants to purchase 460,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the securities underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing securityholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing securityholders are entitled to demand that we register the resale of their 100 shares of our common stock and their 1,537,500 Class W warrants and 1,537,500 Class Z warrants as well as the 3,075,000 shares of common stock underlying their Class W warrants and Class Z warrants at any time after we consummate a business combination. Thus, if our existing securityholders exercise their registration rights with respect to these securities, there could be up to an additional 100 shares of common stock and 3,075,000 warrants (or an additional 3,075,000 shares of common stock issuable upon exercise of such warrants) eligible for trading in the public market. The presence of this additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and certain other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state, except Idaho, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph if you are not an institutional investor, and in all states, except Idaho, if you are an institutional investor, and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We believe that our anticipated activities will not subject us to the Investment Company Act of 1940 as the net proceeds of this offering that are to be held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the trust fund to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Following this offering, none of our officers or directors or affiliates will beneficially own more than 0.01% of our outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe each non-employee director is “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own securities of ours and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred by them or our other initial securityholders that they may be affiliated with and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and a material adverse effect on the price of the stock held by our public stockholders.

Because our initial stockholders’ initial equity investment was only $154,250, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $154,250 is less than the required $871,500 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock and Class W warrants and Class Z warrants acquired prior to this offering will be worth significantly more than $154,250.

The determination of the offering prices of our Series A units and Series B units is more arbitrary compared with the pricing of securities for an operating company in a particular industry

Prior to this offering there has been no public market for any of our securities. The public offering prices of the Series A units and Series B units and the terms of the Class W warrants and Class Z warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of our securities include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Associations, Inc.’s Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the North American Securities Administrators Associations, Inc.’s Statement of Policy Regarding Unsound Financial Condition, any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the issuer has, among other things, an accumulated deficit and no revenues from operations. The report of BDO Seidman LLP, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Risks related to the business process services industry

Our revenues may be highly dependent on a limited number of major clients and any loss of business from major clients would reduce our revenues and growth.

Some business process services companies derive a substantial portion of their revenues from a limited number of customers. If we fail to renew or extend contracts with major clients, or if these contracts are terminated for cause or convenience, these clients will have no further obligation to purchase services from us. The loss of, or any significant decline in business from, one or more major clients could lead to a significant decline in revenues and operating margins, particularly if we are unable to make corresponding reductions in our expenses in the event of any such loss or decline. We may not be able to retain a target business’ major clients following a business combination if we were to lose any of a target business’ major clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from major clients may decline or grow at a slower rate in future periods than it has in the past. If we lose any major clients, or if they reduce the volume of services contracted from us, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with them, which could exacerbate the harm that any such loss or reduction would have on our operating results and financial condition.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and threaten our ability to compete.

The target business we acquire will depend on its customers continued need for its services, especially major clients who generate the substantial majority of its revenues. However, over time, clients may adopt new technologies that streamline or automate business processes. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and threaten our ability to compete.

Business process service providers are typically highly dependent on a few industries and any decrease in demand for outsourced services in these industries could reduce our revenues and growth.

Our major clients will likely concentrate in a limited number of industries. Our business and growth will largely depend on a continued demand for our services from clients in these industries and other industries we may target in the future and on trends in these industries to purchase business process services. A downturn in any of our target business’ industries or a slowdown or reversal of the trend in any of these industries to use business process service providers could result in a decrease in the demand for our services.

Other adverse changes also may lead to a decline in the demand for our services in the target business’ industries. For example, consolidation in any of these industries, particularly involving our clients, may decrease the potential number of buyers of our services. Any significant reduction in or the elimination of the use of the services we provide within any of these industries would result in reduced revenues and harm our business. Although rapid changes in their prospects, substantial price competition and pressure on profitability can encourage the use of business process service providers as a cost reduction measure, they may also result in increasing pressure on us from clients in key industries to lower our prices, which could result in declining operating results.

The business process service provider industry is highly competitive and we may be unable to compete with businesses that have greater resources than we do.

We expect to face significant competition for business process services and expect that competition will increase as the trend towards offshore outsourcing, international expansion by foreign and domestic competitors continues and continuing technological changes result in new and different competitors entering our markets. These competitors may include entrants from the financial services, healthcare services, communications, software and data networking industries or entrants in geographic locations with lower costs than those in which we operate. Many of our competitors will have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable brand names and more established relationships in industries that we may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition, and future prospects.

Business process service providers often encounter long sales and implementation cycles and require significant resource commitments by us and our clients, which they may be unwilling or unable to make.

Providing business process services involves significant resource commitments by us and our clients. Potential clients require that we expend substantial time and money educating them as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Decisions relating to engaging business process service providers generally involve the evaluation of the service by our clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant funds and management resources during the sales cycle and ultimately the potential client may not engage our services. Our sales cycle for all of our services is subject to significant risks and delays over which we have little or no control, including:

•	potential clients’ alternatives to our services, including their willingness to replace their internal solutions or existing vendors;

•	potential clients’ budgetary constraints, and the timing of our clients’ budget cycles and approval process;

•	potential clients’ willingness to expend the time and resources necessary to integrate their systems with our systems and network; and

•	the timing and expiration of potential clients’ current outsourcing agreements for similar services.

If we are unsuccessful in closing sales after expending significant funds and management resources, or if we experience delays in the sales cycle, it could have a negative impact on our revenues and margins. The sales and implementation process occupies important personnel resources that could otherwise be assisting other new clients. Moreover, after being engaged by a client after the sales process, it frequently takes an additional period of time to integrate the client’s systems with ours, and to thereafter ramp-up our services to the client’s requirements.

We may experience significant employee turnover rates and we may be unable to hire and retain enough sufficiently trained employees to support our operations, which could limit our ability to service clients, grow and operate profitably.

The business process services industry is very labor intensive and, following a business combination, our success will depend on our ability to attract, hire, and retain qualified employees. We will compete for qualified personnel with companies in our target business’ industries and in other industries and this competition is increasing globally. Our growth requires that we continually hire and train new personnel. The business process services industry has traditionally experienced high employee turnover. A higher than expected turnover rate among our employees would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train, and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

Following the business combination, we will be highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we may need to record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We will also be dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues, even if we maintain redundant systems and infrastructure. These disruptions could be the result of errors by our vendors, clients, or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. Any failure of our vendors to perform these services could result in business disruptions and impede our ability to provide services to our clients. A significant interruption of service could damage our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could also reduce our revenues and result in losses.

We could cause disruptions to our clients’ business from inadequate service, and our insurance coverage may be inadequate to cover this risk.

Failure to meet service requirements of a client could disrupt the client’s business and result in a reduction in revenues or a claim for substantial damages against us. In addition, a failure or inability to meet a client’s expectations could seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we expect to maintain general liability insurance coverage, including coverage for errors and omissions, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

Business process service providers sometimes are required to collect and store sensitive data in connection with their services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates any sensitive data that we may have, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could damage our reputation and could lead our present and potential clients to choose other service providers.

We will be subject to extensive laws and regulations that could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business.

The business services provider industry has become subject to an increasing amount of federal and state regulation in the past five years. To the extent that we engage in customer support or sales activities for clients, we could be subject to regulations governing communications with consumers. For example, the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 broadly authorizes the Federal Trade Commission to issue regulations prohibiting misrepresentations in telephone sales. In addition, limits on the transport of personal information across international borders such as those now in place in the European Union (and proposed elsewhere) may limit our ability to obtain customer data under certain circumstances.

We will also be subject to significant federal and state laws and regulations applicable to our accounts receivable management services, including the Fair Debt Collection Practices Act, which imposes significant limitations and restrictions on our debt collection practices including licensing requirements. These laws and regulations may limit our ability to recover and enforce defaulted consumer receivables regardless of any act or omission on our part. Additional federal, state, local or international legislation, or changes in regulatory implementation, could further limit our activities or those of our clients in the future or significantly increase the cost of regulatory compliance.

There are many risks relating to restructuring operations that are beyond our control and could affect our ability to operate successfully.

In order to enhance the cost-effectiveness of our operations after a business combination is completed, we may consider the reallocation of operating resources within the company, the relocation of labor resources, including to jurisdictions with more favorable labor rates, and the implementation of productivity technologies. A change in operating resources in the company could cause gaps in our operating procedures and negatively impact the company’s ability to deliver services to clients. We cannot be certain that any such change will ultimately produce any cost savings. Additionally, the relocation of labor resources may cause personnel to leave the company or be terminated and we may experience gaps in our human resource requirements, which could negatively impact our operations.

To the extent that the company shifts any operations or labor offshore to destinations with lower cost structures, we may experience negative reactions from customers, especially given the recent negative publicity about offshoring services to India and China. We cannot predict the extent of government support, availability of qualified workers, competition from other outsourcing companies, future labor rates, or monetary and economic conditions in any offshore locations where we may operate. Although some of these factors may influence our decision to establish operations offshore, there are inherent risks beyond our control, including exposure to currency fluctuations, wage inflation, political uncertainties and foreign regulatory restrictions. One or more of these factors or other factors relating to international operations could result in increased operating expenses and make it more difficult for us to manage our costs and operations, which could cause our operating results to decline and result in reduced revenues.

Additionally, any shift of even a portion of business operations to new facilities in a foreign country could result in interruptions of service, which could reduce our revenues and harm our business. The shift of operations to a facility in a foreign country could involve a number of logistical and technical challenges. We may encounter complications associated with the set-up and operation of business systems and computing equipment in a new facility, to the extent we choose to set up a new facility, as opposed to outsourcing to a cost-efficient foreign business services company that already has appropriate systems and operations in place. This could result in disruptions of services, notwithstanding the availability of any existing target business’ redundant infrastructure and systems in the United States. If such disruptions occur, they could result in financial or other damages to our clients, for which we could incur claims and liabilities and which could damage our reputation and cause us to lose significant business from one or more of our major clients.

Risks related to potential offshore operations.

There are many risks we may face if we determine to move operations offshore following a business combination, most of which are beyond our control and could affect our ability to operate successfully. We cannot predict the extent of government support, availability of qualified workers, or monetary and economic conditions in the countries where we may operate. Although some of these factors may influence our decision to establish operations in a country, there are inherent risks beyond our control, including exposure to currency fluctuations, political uncertainties, foreign exchange restrictions and foreign regulatory restrictions. One or more of these factors or other factors relating to international operations could result in increased operating expenses and make it more difficult for us to manage our costs and operations. In addition to the foregoing, the following risks may negatively impact our operations following a business combination:

Moving a portion of target business operations to new facilities in a foreign country could result in interruptions in service and cause us to lose business from clients.

We may relocate a portion of the target business’ operations to one or more foreign countries with significantly lower labor costs than that available in the United States. The relocation of operations to a facility in a foreign country will involve a number of logistical and technical challenges. We may encounter complications associated with the migration of systems and computing equipment to a new facility, which could result in interruptions of services. If such interruptions occur, they could result in financial or other damages to our clients, for which we could incur claims and liabilities and which could damage our reputation and cause us to lose significant business from one or more of our major clients.

We may face wage inflation and additional competition in offshore markets for our professionals, which could increase the cost of qualified employees and the amount of employee turnover.

To the extent we move operations to offshore markets, we will likely be faced with competition in these offshore markets for outsourcing center professionals, and we expect this competition to increase as additional outsourcing companies move operations offshore and expand their operations. In particular, there may be limited availability of qualified middle and upper management candidates. If such availability becomes limited due to increased competition, it could affect the availability or cost of qualified professionals, who are critical to our performance. This could increase our costs and turnover rates.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$30,460,000	$35,029,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds)	2,132,200	2,452,030
Underwriting non-accountable expense allowance (1% of gross proceeds)(2)	304,600	304,600
Legal fees and expenses (including blue sky services and expenses)	200,000	200,000
Miscellaneous expenses	57,460	57,460
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	10,943	10,943
NASD registration fee	9,797	9,797
Net proceeds
Held in trust	26,260,000	30,199,000
Not held in trust	1,390,000	1,700,170

Total net proceeds	$27,650,000	$31,899,170

Use of net proceeds not held in trust
Legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$250,000	18.0%	$250,000	14.7%
Due diligence of prospective target businesses	250,000	18.0%	250,000	14.7%
Payment of administrative fee to Everest Telecom LLC ($7,500 per month for 21 months)	157,500	11.3%	157,500	9.3%
Legal and accounting fees relating to SEC reporting obligations	60,000	4.3%	60,000	3.5%
Working capital to cover miscellaneous expenses, D&O insurance and general corporate purposes	672,500	48.4%	982,670	57.8%

Total	$1,390,000	100.0%	$1,700,170	100.0%

(1)	A portion of the offering expenses have been paid from the advances we received from our initial securityholders as described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	The non-accountable expense allowance is not payable with respect to any units sold upon exercise of the representative’s over-allotment option.

$26,260,000, or $30,199,000 if the representative’s over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or the distribution of the proceeds to our Class B stockholders. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

The payment to Everest Telecom LLC, an affiliate of Mr. Rahul Prakash, our Chairman of the Board and Chief Executive Officer and a member of our board of directors, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is for our benefit and is not intended to provide Mr. Prakash with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the northern Virginia area, that the fee charged by Everest Telecom LLC is at least as favorable as we could have obtained from an unaffiliated person.

We intend to use approximately $100,000 of the working capital allocation for director and officer liability insurance premiums and hold the balance of $572,500, or $882,670 if the representative’s over-allotment option is exercised in full, in reserve in case due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our officers, directors and/or our senior advisors in connection with activities on our behalf as described below. In addition, although we have no present intention to do so, we could in the future find it necessary or desirable to use a portion of these funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular business combination. If so, any such amount would be based on the terms of the specific business combination and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related business combination does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business.

Our initial securityholders advanced us a total of $52,500 which was used to pay a portion of the expenses of this offering referenced in the table above for the SEC registration fee, NASD registration fee and legal fees and expenses. The loans are due and payable without interest on the earlier of September 15, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not held in trust.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be held as cash or cash equivalents or be invested only in United States “government securities,” defined as any Treasury Bill issued by within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 21 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Everest Telecom LLC the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial securityholders, including our officers, directors or senior advisors, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A Class B stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event there is no business combination or if that Class B stockholder were to seek to convert such shares into cash in connection with a business combination which the Class B stockholder voted against and which we actually consummate. In no other circumstances will a Class B stockholder have any right or interest of any kind to or in the trust fund. Under no circumstances will holders of common stock have any right or interest of any kind to or in the trust fund.

DILUTION

Throughout this “Dilution” section, the use of the term “our common stock” means and includes both our common stock and our Class B common stock unless the context requires otherwise.

The difference between the public offering price per share of our common stock, assuming no value is attributed to the Class W warrants and Class Z warrants included in the Series A units and Series B units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class B common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At August 24, 2005, our net tangible book value was $87,250, or approximately $872.50 per share of common stock. After giving effect to the sale of 800,000 shares of common stock and 5,200,000 shares of Class B common stock included in the Series A units and Series B units, respectively, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at August 24, 2005 would have been $22,546,876 or approximately $4.55 per share, representing an immediate decrease in net tangible book value of $867.95 per share to the existing stockholders and an immediate dilution of $0.53 per share or 10.5% to new investors not exercising their conversion rights, assuming holders of 19.99% of the Class B common stock both vote against the business combination and exercise their conversion rights, as described below. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $5,249,374 less, and the number of shares outstanding is approximately 1,039,480 less, than they otherwise would have been because, if we effect a business combination, the conversion rights to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares of Class B common stock sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of Class B common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Weighted average public offering price		$5.08
Net tangible book value before this offering	$872.50
Decrease attributable to new investors	($867.95)

Pro forma net tangible book value after this offering		$4.55

Dilution to new investors		$0.53

The following table sets forth information with respect to our existing stockholders and the new investors:

	All Classes of Common Stock Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholder	100	0.0%	$500	0.0%	$5.00
New investors	6,000,000	100.0%	$30,460,000	100.0%	$5.08

	6,000,100	100.0%	$30,460,500	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$87,250
Net proceeds from this offering	27,650,000
Offering costs excluded from net tangible book value before this offering	59,000
Less: Proceeds held in trust subject to conversion to cash ($26,260,000 x 19.99%)	(5,249,374)

$22,546,876

Denominator:
Shares of common stock outstanding prior to this offering	100
Shares of common stock included in the units offered	6,000,000
Less: Shares subject to conversion (5,200,000 x 19.99%)	(1,039,480)

4,960,520

CAPITALIZATION

The following table sets forth our capitalization at August 24, 2005 on an actual basis and as adjusted to give effect to the sale of our Series A units and Series B units and the application of the estimated net proceeds derived from the sale of our Series A units and Series B units:

	August 24, 2005
	Actual	As Adjusted
Notes payable to affiliates	$52,500	$—

Class B common stock, $.0001 par value, no shares, actual, and 1,039,480 shares, as adjusted, subject to possible conversion (conversion value $5.05 per share)	$—	$5,249,374

Stockholders’ equity:
Preferred stock, $.0001 par value, 5,000 shares authorized(1); none issued or outstanding	$—	$—
Common stock, $.0001 par value, 24,000,000 shares authorized(1); 100 shares issued and outstanding; 800,100 shares issued and outstanding, as adjusted	$1	$80
Class B common stock, $.0001 par value, 7,000,000 shares authorized(1); no shares issued and outstanding, actual, 4,160,520 shares issued and outstanding, actual (excluding 1,039,480 shares subject to possible conversion), as adjusted	$—	$416
Additional paid-in capital	$154,249	$22,554,380
Accumulated deficit	$(8,000)	$(8,000)

Total stockholders’ equity	$146,250	$22,546,876

Total capitalization	$198,750	$27,796,250

(1)	Gives effect to an amendment to our Certificate of Incorporation filed prior to the date of this prospectus, increasing our authorized capital stock to 31,005,000 shares, consisting of 24,000,000 shares of common stock, 7,000,000 shares of Class B common stock and 5,000 shares of preferred stock.

If we consummate a business combination, the conversion rights afforded to our Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Class B shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed consummation of a business combination, inclusive of any interest thereon, divided by the number of Class B shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business. In August 2005, we sold 100 shares of common stock, 1,537,500 Class W warrants and 1,537,500 Class Z warrants for a total of $154,250. We intend to utilize cash derived from these transactions, the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the Series A units and Series B units, after deducting offering expenses of approximately $677,800, including $304,600 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $2,132,200 (or $2,452,030 if the representative’s over-allotment option is exercised in full), will be approximately $27,650,000, or $31,899,170 if the representative’s over-allotment option is exercised in full. Of this amount, $26,260,000, or $30,199,000 if the representative’s over-allotment option is exercised in full, will be held in trust and the remaining $1,390,000, or $1,700,170 if the representative’s over-allotment option is exercised in full, will not be held in trust. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended to acquire a target business will be used as working capital to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective target businesses, performing business due diligence on target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, and reviewing corporate documents and material agreements of, prospective target businesses, selecting the target business to acquire and structuring negotiating and consummating the business combination. We anticipate approximately $250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, and the structuring and negotiating of a business combination, $250,000 of expenses for the due diligence investigations of prospective target businesses, $157,500 for the administrative fee payable to Everest Telecom LLC ($7,500 per month for 21 months), $60,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $672,500 (or $982,670 if the representative’s over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including approximately $100,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate a business combination that we deem desirable or suitable for us. We have not, however, engaged or retained, had any discussions with, or entered into any agreement with, any third party regarding any potential additional funding for a business combination. If we do determine to seek such additional funds, we would only consummate such a financing simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to Everest Telecom LLC, an affiliate of Mr. Prakash, our Chairman of the Board and Chief Executive Officer, a monthly fee of $7,500 for general and administrative services. Our initial securityholders advanced us an aggregate of $52,500 to us on a non-interest bearing basis, for payment of offering expenses on our behalf. We issued notes to them which are due and payable without interest on the earlier of September 15, 2006 and the consummation of this offering. We intended to repay the notes from the proceeds of this offering not being placed in trust.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 20,000 Series A units and/or up to a total of 130,000 Series B units. We estimate that the value of this option is approximately $421,000 using a Black-Scholes option pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.875% (2) risk-free interest rate of 4.02% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on August 10, 2005, to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. However, our management has significant experience and relationships in the business process services industry and we intend to initially focus on target businesses in this industry.

The business process services industry encompasses companies that undertake, on a contract basis, the management, delivery, or operation of one or more business processes or functions of other companies. Segments within the business process services industry include, but are not limited to:

•	information technology services;

•	finance and accounting services;

•	human resources management services;

•	payment services;

•	manufacturing services;

•	design services;

•	research services;

•	distribution and logistics services;

•	sales/marketing services;

•	customer care services; and

•	claims/transaction processing services.

While we have not prioritized or determined which segment or segments of the business process services industry we may focus on, we do intend to focus on target companies operating in the United States that, prior to the business combination, have high cost structures and operating inefficiencies which we believe can be readily improved. Following the business combination, we will seek to lower the target business’ cost structure, improve its operations and enhance its value through various means, including the reallocation of operating resources within the target company, the relocation of labor resources to jurisdictions with more favorable labor rates, such as India or the Philippines, and the implementation of productivity technologies. According to a recent report by A.T. Kearney, India and the Phillipines both are considered to be among the top ten destinations for offshore business process services.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

Although we intend to initially focus on the business process services industry, we are not required to limit our search to any target business or target industry for a business combination. Our officers, directors, promoters and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence to identify inefficiencies or high cost structures within such enterprises. We will narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses that can most readily benefit from efforts to improve operating efficiencies and cost structures. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, meetings or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus or our other public filings and reports and know the types of businesses we are targeting. Our initial securityholders, including our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis (other than HCFP/Brenner Securities in the manner described below), we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our initial securityholders, including our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business that has a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses, though we intend to focus on the business services sector. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loan transactions that would, if we were successful in raising such funds, enable us to acquire a target company with a fair market value significantly in excess of 80% of our net assets.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	high cost labor intensive operations that can be relocated to lower cost jurisdictions;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

The above criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intent to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We will pay the representative a cash fee at the closing of our business combination equal to 5% of the first $5 million of total consideration paid in connection with the business combination and an additional 4% on all consideration over $5 million, with a maximum fee to be paid of $300,000.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. If we acquire a single operating business, the prospects for our success may be entirely dependent upon the future performance of such single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, in the event our business combination involves the simultaneous acquisition of several related businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Although we expect Messrs. Prakash, Jain and Vashistha, our executive officers, to remain with us in senior management or advisory positions following a business combination, it is possible that some of them will not devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is most appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with our company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Class B stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our Class B stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with seeking Class B stockholder approval of a business combination, we will furnish our Class B stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be mailed to the holders of our common stock although their vote will not be solicited.

We will not proceed with a business combination if the holders of a majority of the shares of Class B common stock cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both exercise their conversion rights and vote against the business combination. If our officers and directors purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

Conversion rights

At the time we seek Class B stockholder approval of any business combination, we will offer each Class B stockholder the right to have his, her or its shares of Class B common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. The holders of our common stock will not be entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the trust fund inclusive of any interest (calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of Class B shares sold in this offering. Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to Class B stockholders entitled to convert their Class B shares who elect conversion will be distributed promptly after completion of a business combination. Any Class B stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise the Class W and Class Z warrants that he, she or it received as part of the Series B units. We will not complete any business combination if Class B stockholders, owning 20% or more of the Class B shares outstanding, both vote against the business combination and exercise their conversion rights.

Distribution of trust fund to Class B stockholders if no business combination

If we do not complete a business combination within 15 months after the completion of this offering, or within 21 months after the completion of this offering if the extension criteria described below have been satisfied, we will distribute to all of our Class B stockholders, in proportion to their respective equity interest in the Class B common stock, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, and all then outstanding shares of Class B common stock will be automatically cancelled. There will be no distribution from the trust fund with respect to our common stock or our Class W and Class Z warrants.

Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our Class B stockholders. We cannot assure you that the actual distribution per Class B share will not be less than $5.05, plus interest, due to claims of creditors. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to our Class B stockholders, each of Rahul Prakash, our Chairman of the Board and Chief Executive Officer, Abhishek Jain, our President and a member of our Board of Directors, and Avinash Vashistha, our Executive Vice President and Chairman and Chief Financial Officer and a member of our Board of Directors, have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. However, we cannot assure you that these individuals will be able to satisfy those obligations. If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 15 months after the completion of this offering, but are unable to complete the business combination within the 15-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 21-month period from the completion of this offering, we will then notify the trustee of the trust fund to commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our Class B stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 15-month or 21-month period.

A Class B stockholder shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination within the applicable time periods or if the Class B stockholder elected to convert his, her or its shares into cash upon our completion of a business combination that the Class B stockholder voted against and such business combination is actually completed by us. In no other circumstances shall a Class B stockholder have any right or interest of any kind to or in the trust fund. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Liquidation if no business combination

If we do not complete a business combination within 15 months after the completion of this offering, or within 21 months if the extension criteria described above have been satisfied, we will be dissolved and any remaining net assets, after the distribution of the trust fund to our Class B stockholders, will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, such holders are likely to lose all or substantially all of their investment. Accordingly, the holders of our common stock will receive distributions on liquidation only in the event that the amount of proceeds not held in trust exceeds the expenses we incur.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 35 blank check companies with more than $1.6 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination. Additionally, we will be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek Class B stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of Class B common stock held by our Class B stockholders if such holders both vote against the business combination and also seek conversion of their shares may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

We maintain our executive offices at 9302 Lee Highway, 5th Floor, Fairfax, Virginia 22031. The cost for this space is included in the $7,500 per-month fee. Everest Telecom LLC charges us for general and administrative services pursuant to a letter agreement between us and Everest Telecom LLC, an affiliate of Mr. Prakash. We believe, based on rents and fees for similar services in the northern Virginia area, that the fee charged by Everest Telecom LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of our business combination process. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to Class B stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the representative will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$26,260,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company for the benefit of the Class B stockholders.

Holders of our Series A units or our common stock will not be entitled to receive any of the proceeds held in the trust fund.

$25,220,880 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds

None of the net offering proceeds will be deposited into a trust account for the benefit of the common stockholders. The $26,260,000 of net offering proceeds held in trust for the Class B common stockholders will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Holders of our Series A units or our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The Series A units and Series B units may commence trading on or promptly after the date of this prospectus. The common stock, Class W warrants and Class Z warrants comprising the Series A units and the Class B common stock, Class W warrants and Class Z warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular),	No trading of the units or the underlying common stock, Class B common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
provided we have filed with the SEC a Current Report on Form 8-K, which includes audited financial statements reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

Exercise of the warrants	The Class W and Class Z warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our Class B stockholders the opportunity to vote on the business combination. In connection with seeking Class B stockholder approval, we will send each Class B stockholder a proxy statement containing information required by the SEC. A Class B stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a Class B stockholder who does not follow these procedures or a Class B stockholder who does not take any action would not be entitled to the return of any funds. Holders of common stock will not have an opportunity to vote on the business combination nor will they be entitled to the return of any funds.

Our common stockholders will not have the opportunity to vote on the business combination, unless such vote is required under Delaware law.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 15 months after the consummation of this offering or	If an acquisition has not been consummated within 18 months after the effective date of the initial

	Terms of Our Offering	Terms Under a Rule 419 Offering
	within 21 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 15-month period.	registration statement, funds held in the trust or escrow account would be returned to investors.

Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Burden of expenses

Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units and it is their investment monies that will be used to operate the business.

Purchasers of Series B units will bear no portion of either the offering expenses or our operating expenses.

All investors share ratably in the offering expenses and the operating expenses.

Distribution of assets in the event no business combination is completed

In the event no business combination is completed within the applicable time period, we will distribute the funds held in trust only to the holders of our Class B common stock.

In the event no business combination is completed within the applicable time period, holders of our common stock will only be entitled to receive those of our assets that were not placed in the trust and that are still remaining, if any, and, as a result, such holders are likely to lose all or substantially all of their investment.

All investors receive their pro rata portion of the proceeds on distribution of the trust fund and all investors receive their pro-rata portion of any other net assets remaining.

MANAGEMENT

Directors, Executive Officers and Senior Advisors

Our current directors, executive officers and senior advisors are as follows:

Name	Age	Position
Rahul Prakash	44	Chairman of the Board and Chief Executive Officer
Abhishek Jain	37	President, Secretary and Director
Avinash Vashistha	44	Executive Vice President, Chief Financial Officer and Director
Dr. Brian Boyle	57	Director
Atikem Haile-Mariam	40	Senior Advisor
Ravindra Sannareddy	42	Senior Advisor
Saurabh Srivastava	59	Senior Advisor

Rahul Prakash has been our Chairman of the Board and Chief Executive Officer since our inception. Mr. Prakash has served as the President and Chief Executive Officer of Everest Telecom LLC, a private investment firm that invests and manages investments in business services, software services, telecommunications and related businesses, since he founded that company in April 2002. Since March 2005, he also has served as the Chairman of the Board of Softscribe, a business process services company based in India, and since February 2005, has served as the Chairman of the Board of Everest Services, a software outsourcing firm, both of which are portfolio companies of Everest Telecom. From 1994 to 1997, Mr. Prakash was Vice President of Telcom Ventures, a private equity firm, and thereafter served as that company’s President from 1997 to September 2002. During his tenure, Telcom was an early investor in: XM Satellite Radio Holdings, Inc., a Nasdaq listed company; Aether Holdings, Inc., a Nasdaq listed company; Teligent, Inc., which was formerly a Nasdaq listed company; Mobile Satellite Ventures; Ubiquitel PCS, an affiliate of Sprint Corp., a New York Stock Exchange listed company; and BPL Mobile, a cellular operator in India, among others. Under Mr. Prakash’s leadership, Telcom also invested in Wireless Ventures of Brazil and Wireless Ventures of Argentina, which were collectively acquired in 1997 by Nextel Partners, Inc., a Nasdaq listed company. During his tenure at Telcom, Mr. Prakash served on the boards of two publicly-traded portfolio companies, Aether (from 1996 to June 2001), and Teligent (from May 2001 to September 2002). From 1991 to 1997, Mr. Prakash was employed with LCC International, Inc., a Nasdaq listed telecommunications company, as Vice President and Special Advisor to the Chairman. While at LCC, Mr. Prakash also served as Head of Business Development for Telemate, a joint venture of France Telecom and LCC International based in Paris (from 1993 to 1994). Mr. Prakash was a founding board member of the Indian CEO Council of the U.S., an organization of senior executive entrepreneurs, serving from 1996 until March 2005. Mr. Prakash received a B.A. with honors and an M.B.A. from Delhi University and an M.B.A. from American University.

Abhishek Jain has been our President and a member of our Board of Directors since our inception. Mr. Jain has been the Chief Executive Officer of WTP Capital, LLC, a private equity firm, since December 2004, and Chief Executive Officer of Washington Technology Partners, Inc., an affiliated private equity firm, since 2000. Both WTP Capital and Washington Technology Partners focus on investments in the business services sector using principles of international labor-rate arbitrage (i.e., capitalizing on lower labor costs in different international locations). From January 2003 to July 2003, Mr. Jain was President of Megasoft Limited, a Bombay Stock Exchange listed software solutions company. In 1998, Mr. Jain was a founding partner in the law firm of Jones Jain LLP, a corporate law firm, and remained a partner at that firm until September 2000, when it was acquired by Greenberg Traurig, another corporate law firm. From 1995 to 1998, he was an attorney at Jones, Day, Reavis & Pogue, a corporate law firm, and from 1994 to 1995 he was an attorney at Holland & Knight, a corporate law firm. From 1996 to September 2000, Mr. Jain served as counsel to the Embassy of India in the U.S. Mr. Jain was a Governor-appointed member of the Board of the Virginia Biotechnology Research Park Authority, a public entity that governs Virginia’s biotechnology parks, from June 2001 to June 2005. Mr. Jain was Co-President and Board member of the Indian

CEO Council from March 2002 to March 2005. Mr. Jain received a B.S., cum laude, from Towson State University and a J.D. from the University of Maryland School of Law.

Avinash Vashistha has been our Executive Vice President, Chief Financial Officer and a member of our Board of Directors since our inception. Since 2000, Mr. Vashistha has been a Managing Partner, Director and Chairman of neoIT, a company he co-founded, and also serves as its Managing Director for Asia-Pacific operations. neoIT is an advisory and management firm that advises clients regarding offshore IT and business services. In his roles at neoIT, Mr. Vashistha has directly assisted clients in outsourcing more than $1 billion of business and IT services offshore. Since December 2004, Mr. Vashistha has also been the President and a member of Tholons Capital LLC, a private equity firm. Mr. Vashistha co-authored the book, The Offshore Nation, published by McGraw-Hill, and lectures on globalization in international media and industry forums. From 1996 to 2000, Mr. Vashistha worked for Nortel Corporation, a New York Stock Exchange listed communications equipment manufacturer, where he served as Director of International Research and Development Operations (India). In this capacity, Mr. Vashistha established and headed Nortel’s Indian outsourcing operations, which was comprised of more than 1,500 personnel. From 1992 to 1996, as Director of European Delivery (U.K.) for Nortel, Mr. Vashistha led the design, development, deployment and support of large telecommunications networks for major U.K. and European clients. Mr. Vashistha also initiated offshoring work for Nortel to Vietnam, Turkey, Ireland, Israel, Russia and India. Mr. Vashistha was a Senior Manager with Nortel from 1990 to 1991 in the U.S. responsible for network management, client solutions, deployment and support. Prior to working at Nortel, Mr. Vashistha worked with AT&T, Verizon and Lucent in the U.S., designing and creating telecom, network, and enterprise client solutions. Mr. Vashistha received a B.Tech. from the Indian Institute of Technology in Kanpur, India, an M.S. from the University of Alberta, Canada and an M.B.A. from the University of Phoenix.

Dr. Brian Boyle has been a member of our Board of Directors since our inception. Since September 2003, Dr. Boyle has served as Chairman of the Board and Chief Executive Officer of Strategic International Ltd., a private company that provides dedicated offshore outsourcing services to U.S. companies seeking to reduce development costs and increase quality. Dr. Boyle also has served, since 1996, as Vice Chairman of Boston Communications Group, Inc., a Nasdaq listed provider of access management, billing, payment and network solution services, and has held various other positions since joining that company in 1994. Since 1995, Dr. Boyle has served as a Director and Chairman Emeritus of MicroFinancial Incorporated, a New York Stock Exchange listed provider of lease and financing services, formerly known as Boyle Leasing Technologies. Dr. Boyle was the Chief Executive Officer of MicroFinancial from 1985 to 1987 and was its Chairman of the Board from 1985 to 1995. Additionally, Dr. Boyle has been a Director of Abt Associates Inc., a government and business research and consulting firm, since 1996. Since July 2003, Dr. Boyle has also been a Director of cMedia Corp., a manufacturer of video evidence management products for law enforcement, and since 1985, Dr. Boyle has been a Director of DentAMed Inc., a health care finance company providing consumer funding for medical care. From 1999 to March 2003, Dr. Boyle was Chairman of the Board and Chief Executive Officer of GoldK, Inc., a retirement plan platform company focused on using the Internet to create, manage, distribute and support retirement plans. From 1989 to 1993, Dr. Boyle was Chief Executive Officer of Credit Technologies, Inc. (now Lightbridge, a Nasdaq listed company), a provider of credit decision, fraud prevention and customer acquisition software and services to the wireless industry, which he founded in 1989. From 1986 to 1996, Dr. Boyle was a general partner of BEB I/BEB II Limited Partnerships, which were startup-focused investment funds. From 1984 to 1990, Dr. Boyle was Chief Executive Officer of Appex, Inc., a provider of billing software, MIS systems and roaming network and clearinghouse services for the cellular industry that was acquired by Electronic Data Systems in 1990. In 1974, Dr. Boyle founded Interactive Management Systems, Inc., a software products firm, where he served as President and Chief Executive Officer until it was acquired in 1981 by a company now owned by GTE. Dr. Boyle left Interactive Management Systems in 1983. Dr. Boyle received an A.B. from Amherst College and a B.S., M.S., E.E. and Ph.D. from Massachusetts Institute of Technology.

Atikem Haile-Mariam has served as a Senior Advisor to us since August 2005. Since June 2003, Mr. Haile-Mariam has been the founding director of Glob-T, an international telecom and outsourcing consulting group. From July 2004 to May 2005, he worked as a venture investment consultant for International Finance Corporation/World Bank’s Global IT Investments Division, where he advised the International Finance

Corporation on investments in the business process outsourcing sector and investment in the Asia-Pacific region. In January 2001, Mr. Haile-Mariam co-founded Ignis Inc., a telecom component manufacturer, and served as its Vice President of Marketing and Business Development from its founding until January 2003, when Ignis was acquired by Bookham Inc., a Nasdaq listed company. From 1999 to January 2001, Mr. Haile-Mariam was a member of Intel Capital Corporation’s investment organization and supervised that company’s investments in communications related entities. From 1992 to 1998, Mr. Haile-Mariam held several management positions within the communications group of Corning Inc. Mr. Haile-Mariam received a B.A. from Knox College, a B.S. from Washington University in St. Louis and an M.B.A. from The Darden School at University of Virginia.

Ravindra Sannareddy has served as a Senior Advisor to us since August 2005. Since its founding in 1994, Mr. Sannareddy has served as Chairman of the Board of Megasoft Limited, a Bombay Stock Exchange listed software solutions company. From 1994 to 1998, Megasoft managed, on an outsource basis, the U.S. software services division for Satyam Computer Services Limited, a New York Stock Exchange listed computer services and consulting firm. Mr. Sannareddy was employed with ICF Consulting, an engineering and energy-consulting organization, from 1990 to 1994, in different capacities. Mr. Sannareddy received a B.S. from Regional Engineering College in Trichy, India, a B.S. from Utah State University and an M.S.E. from The Johns Hopkins University.

Saurabh Srivastava has served as a Senior Advisor to us since August 2005. Since 1998, Mr. Srivastava has been the Chairman of the Board of Xansa India Pvt. Ltd., an international business process and IT services company. Since 1998, Mr. Srivastava also has been a Director of Xansa plc, a London Stock Exchange listed (a UK FTSE 250 company) provider of international business processes and IT services. In 1989, Mr. Srivastava founded IIS Infotech Limited, a software services and consulting company, and served as that company’s Chairman of the Board from its inception until it was acquired by Xansa in 1998. In 1988, Mr. Srivastava co-founded the National Association of Software Services Companies (NASSCOM), India’s software industry association, for which he served as Chairman from 1997 to 1998 and as Chairman Emeritus from 1999 to the present. Since April 2002, Mr. Srivastava has been a member of the Venture Capital Committee of the Securities and Exchange Board of India. Since 2000, Mr. Srivastava has been Chairman of the Indian Venture Capital Association, an organization of venture capital funds in India, whose mission is to facilitate growth of venture capital and private equity in India. From 2000 until September 2002, Mr. Srivastava was also a member of the Screening Committee, OTCEI (Over-the-Counter Exchange of India). Since 1999, he has been a founder and Chairman of Infinity, India’s first angel venture capital fund. Mr. Srivastava has also been a member of the Investment Committee of the Indian Government’s National Venture Capital Fund since October 2002. From 1997 to 1998, Mr. Srivastava was Chairman of the Information Technology Committee of FICCI (Federation of Indian Chambers of Commerce and Industry). Mr. Srivastava received a B.Tech. from the Indian Institute of Technology in Kanpur, India, and an M.S. from Harvard University.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Avinash Vashistha, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Abhishek Jain, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Brian Boyle and Rahul Prakash, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. While our senior advisors will not have any decision-making or voting authority with respect to potential target businesses or business combinations, they will provide us with their thoughts and advice with respect to such target businesses or business combinations. None of our officers, directors or senior advisors have been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Everest Telecom LLC, an affiliate of Mr. Prakash, a fee of $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Prakash compensation in lieu of a salary. No other initial securityholder of ours is an officer, director or principal shareholder of Everest Telecom LLC. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial securityholders, officers, directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “— Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our directors own warrants that are subject to lock-up agreements restricting their sale until a business combination is successfully completed. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, such individuals may purchase units in the offering and in the open market. If such individuals purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders.

•	Our directors and officers may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. If any of these conflicts are not resolved in our favor, it may diminish our ability to complete a favorable business combination.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us subject to any pre-existing fiduciary or contractual obligations he might have.

Mr. Jain has a pre-existing fiduciary obligation to WTP Capital, LLC and its affiliate, Washington Technology Partners, Inc. (collectively, “WTP”). However, the investment focus of WTP is substantially smaller than our focus, and it is not anticipated that WTP would target business combinations as large as we will target. Accordingly, we believe that any potential for a conflict of interest due to this pre-existing obligation is minimal.

Mr. Vashistha has a pre-existing fiduciary obligation to present business opportunities to neoIT, to the extent that any such business opportunities relate to a business process outsourcing advisory or consulting business. As a result, an opportunity involving this type of business would have to be first presented to neoIT for its consideration and could only be presented to us thereafter if neoIT determines not to proceed with the opportunity. However, Mr. Vashistha’s existing obligation to neoIT does not apply to business opportunities involving businesses that are principally engaged in the actual provision of business process outsourcing services, as opposed to those simply rendering advice with respect to the use of such services. We anticipate that our focus in the business process outsourcing services industry will be on businesses that actually provide services and not on advisory or consulting firms. Accordingly, we believe that any potential for a conflict of interest due to this pre-existing obligation is minimal.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing securityholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and Class B common stock as of November 4, 2005 on an actual basis, and as adjusted to reflect the sale of our common stock included in the Series A units and our Class B common stock included in the Series B units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock				Class B Common Stock
	Before Offering		After Offering		Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number	Percent	Number	Percent	Number	Percent	Number	Percent
Rahul Prakash	0(2)	0%	0(2)	*	—	—	—	—
Abhishek Jain	100(3)	100%	100(3)	*	—	—	—	—
Avinash Vashistha	0(4)	0%	0(4)	*	—	—	—	—
Dr. Brian Boyle	0(5)	0%	0(5)	*	—	—	—	—
Atikem Haile-Maria(6)	0(7)	0%	0(7)	*	—	—	—	—
Ravindra Sannareddy(8)	0(7)	0%	0(7)	*	—	—	—	—
Saurabh Srivastava(9)	0(10)	0%	0(10)	*	—	—	—	—
All executive officers and directors as a group (4 persons)	100(11)	100%	100(11)	*	—	—	—	—

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following is 9302 Lee Highway, 5th Floor, Fairfax, Virginia 22031.
(2)	Does not include 1,167,420 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(3)	Does not include 726,520 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days. The shares and warrants are held by WTP Capital, LLC, of which Mr. Jain is the Chief Executive Officer and a member. Mr. Jain exercises voting and disposition power over these shares and warrants.
(4)	Does not include 726,520 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days. The warrants are held by Tholons Capital LLC, of which Mr. Vashistha is President and a member. Mr. Vashistha exercises voting and disposition power over these shares and warrants.
(5)	Does not include 290,600 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(6)	The address of Mr. Haile-Mariam is 903 Oakes Street, East Palo Alto, CA 94303.
(7)	Does not include 74,520 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(8)	The address of Mr. Sannareddy is 45800 Mountain Pine Square, Sterling, Virginia 20166.
(9)	The address of Mr. Srivastava is C-482, Defence Colony, New Delhi 110024 India.
(10)	Does not include 14,900 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(11)	Does not include 2,911,060 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

Our management has indicated that they or their affiliates may purchase either Series A units or Series B units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase such securities. To the extent our initial securityholders purchase Series B units in this offering or in the open market or Class B common stock in the open market, they will be entitled to vote with all other holders of Class B common stock on any proposed business combination.

Messrs. Prakash, Jain, Vashistha and Boyle are deemed to be our “promoters,” as such term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 100 shares of common stock for $500 in cash, or a purchase price of $5.00 per share. We also issued 1,537,500 Class W warrants and 1,537,500 Class Z warrants for $153,750 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals and entities set forth below, as follows:

Name	Number of Shares of Common Stock		Number of Class W Warrants	Number of Class Z Warrants	Relationship to Us
Rahul Prakash	0		583,710	583,710	Chairman of the Board and Chief Executive Officer
Abhishek Jain	100	(1)	363,260(1)	363,260(1)	President, Secretary and Director
Avinash Vashistha	0		363,260(2)	363,260(2)	Executive Vice President, Chief Financial Officer and Director
Dr. Brian Boyle	0		145,300	145,300	Director
Atikem Haile-Mariam	0		37,260	37,260	Senior Advisor and Warrantholder
Ravindra Sannareddy	0		37,260	37,260	Senior Advisor and Warrantholder
Saurabh Srivastava	0		7,450	7,450	Senior Advisor and Warrantholder

(1)	These shares and warrants were acquired by WTP Capital, LLC, of which Mr. Jain is the Chief Executive Officer and a member.
(2)	These warrants were acquired by Tholons Capital LLC, of which Mr. Vashistha is President and a member.

Each of the current holders of our securities has agreed, pursuant to a letter agreement between us and HCFP/Brenner Securities, not to sell any of the foregoing securities until the completion of a business combination. In addition, WTP Capital, LLC, the sole holder of our common stock outstanding prior to this offering, of which Mr. Jain is Chief Executive Officer and a member, has agreed to waive its right to participate in any liquidation distribution with respect to shares of common stock acquired by it prior to this offering.

Everest Telecom LLC, an affiliate of Mr. Prakash, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and administrative services, as we may require from time to time. We have agreed to pay Everest Telecom $7,500 per month for these services. Mr. Prakash is its President and Chief Executive Officer and member owns approximately 90% of Everest Telecom. Consequently, Mr. Prakash will benefit from this transaction to the extent of his interests in Everest Telecom. However, this arrangement is solely for our benefit and is not intended to provide Mr. Prakash compensation in lieu of a salary. We believe, based on rents and fees for similar services in the northern Virginia area, that the fees charged by Everest Telecom is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

Our initial securityholders have advanced a total of $52,500 to us as of the date of this prospectus to cover expenses related to this offering. We issued notes to them which are due and payable without interest on the earlier of September 15, 2006 and the consummation of this offering. We intend to repay the notes from the proceeds of this offering not being placed in trust.

We will reimburse our initial securityholders, including our officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to Everest Telecom and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial securityholders, officers or directors, or to any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination.

Any ongoing or future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction. These directors will, if they determine necessary or appropriate, have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 24,000,000 shares of common stock, par value $.0001, 7,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 100 shares of our common stock are outstanding, held by one record holder. No shares of our Class B common stock or preferred stock are currently outstanding.

Units

Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of Class B common stock, one Class W warrant and one Class Z warrant. Each Class W warrant and each Class Z warrant entitles the holder to purchase one share of common stock. The common stock, Class W warrants and Class Z warrants comprising the Series A units and the Class B common stock, Class W warrants and Class Z warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event, however, may such securities be traded separately until we have filed a Current Report on Form 8-K with the SEC that includes audited financial statements reflecting our receipt of the gross proceeds of this offering. We will file with the SEC a Current Report on Form 8-K which will include audited financial statements following the consummation of this offering. Such audited financial statements will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock Class W warrants and/or Class Z warrants comprising the Series A units, and the Class B common stock, Class W warrants and/or Class Z warrants comprising the Series B units.

Common Stock

We have two classes of common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, all outstanding shares of Class B common stock will be automatically converted into an equal number of shares of common stock unless the holder exercises the conversion rights described elsewhere herein. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if (i) the holders of a majority of the Class B shares present and voting at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B stockholders owning less than 20% of the Class B shares sold in this offering both vote against the business combination and exercise their conversion rights discussed elsewhere herein. In connection with the vote required for any business combination, all of our officers and directors who purchase Class B shares in this offering or following this offering in the open market, may vote their Class B shares in any manner they determine, in their sole discretion. Following a business combination, stockholders will have the right to vote on a subsequent business combination, if any, only to the extent such vote is required under Delaware law.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our certificate of incorporation, as amended, provides for mandatory liquidation if we do not complete a business combination within 15 months after the completion of this offering, or within 21 months if the extension criteria described below have been satisfied. In such event, we will distribute to all of our Class B stockholders, in proportion to the number of Class B shares held by each stockholder, an aggregate sum equal to the amount in the trust fund, inclusive of any interest. Our remaining net assets, if any, will be distributed to the holders of our common stock. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), they vote against the business combination and the business combination is ultimately approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have Class W warrants and Class Z warrants outstanding, which warrants are identical to the Class W warrants and Class Z warrants offered by this prospectus, except as described below.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	, 2006 [one year from the date of this prospectus].

The Class W warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class W warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Class W warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	, 2006 [one year from the date of this prospectus].

The Class Z warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

The Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

The redemption criteria for our Class W and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class W and Class Z warrants only with the prior consent of HCFP/Brenner Securities and it may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in HCFP/Brenner Securities’ interest even if it is in our best interest.

The Class W warrants and Class Z warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class W warrants and Class Z warrants.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W and Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 20,000 Series A units at a per unit price of $17.325 and/or up to a total of 130,000 Series B units at a per unit price of $16.665. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 800,100 shares of common stock outstanding, or 920,100 shares of common stock if the representative’s over-allotment option is exercised in full, and 5,200,000 shares of Class B common stock outstanding, or 5,980,000 shares of Class B common stock if the representative’s over-allotment is exercised in full. All of these shares except for the 100 shares of common stock issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 100 shares of common stock are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering. None of those 100 shares will be eligible for sale under Rule 144 prior to August 22, 2006.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 8,001 shares of common stock immediately after this offering (or 9,201 if the representative of the underwriters exercises its over-allotment option); and

•	if the common stock is listed on a national securities exchange or on the Nasdaq Stockmarket, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our issued and outstanding shares of common stock and Class W warrants and Class Z warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which HCFP/Brenner Securities is acting as representative of the underwriters, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Series A Units	Number of Series B Units
HCFP/Brenner Securities LLC

Total	400,000	2,600,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state, except in Idaho, may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the date of this prospectus, and the common stock, Class B common stock, Class W warrants and Class Z warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock, Class B common stock, Class W warrants and Class Z warrants comprising the units, once they become separately transferable:

•	Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. If any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

•	Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Puerto Rico, South Dakota, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

However, we believe that the units, from and after the effective date, and the common stock, Class B common stock, Class W warrants and Class Z warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements:

•	immediately in Delaware, the District of Columbia, Illinois, Kentucky and Rhode Island;

•	commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

•	commencing 180 days from the date of this prospectus in Massachusetts.

Idaho has informed us that it does not permit the resale in its state of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the Series A and Series B units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per Series A unit and $             per Series B unit and the dealers may reallow a concession not in excess of $             per Series A unit and $             per Series B unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 60,000 additional Series A units and/or 390,000 additional Series B units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise that option as to a series of units if the underwriters sell more of that series of units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Series A unit	Per Series B unit	Without option	With option
Public offering price	$10.500	$10.100	$30,460,000	$35,029,000
Discount	$0.735	$0.707	$2,132,200	$2,452,030
Non-accountable expense allowance(1)	$0.105	$0.101	$304,600	$304,600
Proceeds before expenses(2)	$9.660	$9.292	$28,023,200	$32,272,370

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the representative’s over-allotment option.

(2)	The offering expenses are estimated at $373,200.

Purchasers of Series A units will bear all the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 20,000 Series A units and/or 130,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of this prospectus. This option is exercisable at $17.325 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

Warrant Solicitation Fee

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class W warrants and Class Z warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each Class W warrant and Class Z warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Class W warrants and Class Z warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the Class W warrants and Class Z warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our Series A Units and Series B Units, so long as stabilizing bids do not exceed the respective per-unit offering price.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our Series A Units and Series B Units by selling more of our Series A Units and Series B Units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our Series A Units and Series B Units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the Series A Units and Series B Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn.

Other Terms

We have granted HCFP/Brenner Securities the right to have a representative present at all meetings of our board of directors to observe such meetings for a period of five years from the date of this prospectus. The representative will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Additionally, upon consummation of a business combination and until the expiration of the five-year period, HCFP/Brenner Securities shall be entitled to appoint an additional designee to our board of directors. HCFP/Brenner Securities has not named a designee as of the date of this prospectus. We have agreed to reimburse the designee for his or her reasonable out-of-pocket expenses in connection with attending board meetings.

We have engaged the representative of the underwriters to act as our investment banker in connection with our business combination. We will pay the representative a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction equal to 5% of the first $5 million of total consideration paid in connection with the business combination and an additional 4% on all consideration over $5 million, with a maximum fee to be paid of $300,000. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Blank Rome LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Blank Rome LLP, from time to time, acts as counsel to the representative on matters unrelated to this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GLOBAL SERVICES PARTNERS ACQUISITION CORP. (a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Global Services Partners Acquisition Corp.

Fairfax, Virginia

We have audited the accompanying balance sheet of Global Services Partners Acquisition Corp. (a corporation in the development stage) as of August 24, 2005, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (August 10, 2005) to August 24, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Services Partners Acquisition Corp. as of August 24, 2005, and its results of operations and its cash flows for the period from inception (August 10, 2005) to August 24, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of August 24, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

August 31, 2005

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

August 24, 2005

ASSETS

Current Assets:

Cash and cash equivalents	$156,750

Total current assets	156,750
Deferred registration costs (Note 3)	59,000

Total assets	$215,750

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:

Accrued registration costs	$9,000
Accrued expenses	8,000

Total current liabilities	17,000

Notes payable to initial securityholders (Note 6)	52,500

Commitments (Note 5)

Stockholder’s Equity (Note 7):

Common stock, par value $.01 per share, 3,000 shares authorized, 100 shares issued and outstanding	1

Additional paid-in-capital	154,249

Deficit accumulated in the development stage	(8,000)

Total stockholder’s equity	146,250

Total liabilities and stockholder’s equity	$215,750

See Notes to Financial Statements

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

From inception (August 10, 2005) to August 24, 2005

Revenue	$—
Operating expenses:
Formation and operating costs	8,000

Loss before provision for income taxes	(8,000)

Provision for income taxes (Note 4)	—

Net loss for the period	$(8,000)

Weighted average number of shares outstanding, basic and diluted	100

Net loss per share, basic and diluted	$(80.00)

See Notes to Financial Statements

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (August 10, 2005) to August 24, 2005

	Common Stock		Additional Paid-In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, August 10, 2005 (inception)	—	$—	$—	$—	$—

Issuance of Common Stock to initial stockholder	100	1	499	—	500

Issuance of 3,075,000 Warrants at $0.05 Per Warrant	—	—	153,750	—	153,750

Net loss for the period	—	—	—	(8,000)	(8,000)

Balance, August 24, 2005	100	$1	$154,249	$(8,000)	$146,250

See Notes to Financial Statements

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

From inception (August 10, 2005) to August 24, 2005

OPERATING ACTIVITIES

Net loss for the period	$(8,000)

Change in operating liability:

Increase in accrued expenses	8,000

Net cash provided by operating activities	—

FINANCING ACTIVITIES

Proceeds from issuance of common stock to initial stockholder	500

Proceeds from issuance of warrants	153,750

Proceeds from Notes Payable to initial securityholders	52,500

Deferred registration costs	(50,000)

Net cash provided by financing activities	156,750

Net increase in cash and cash equivalents	156,750

CASH AND CASH EQUIVALENTS

Beginning of period	—

End of period	$156,750

Supplemental disclosure of non-cash activity:
Accrued registration costs	$9,000

See Notes to Financial Statements

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities — Global Services Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Target Business”). All activity from inception (August 10, 2005) through August 24, 2005 related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company’s plans call for it to raise $30,460,000 in a public offering of its securities in which it would propose to issue 400,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 2,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) (“Proposed Offering”). Each Series A Unit will consist of two shares of the Company’s common stock, five Class W Redeemable Warrants (a “Class W Warrant”) and five Class Z Redeemable Warrants (a “Class Z Warrant”). Each Series B Unit will consist of two shares of the Company’s Class B common stock, one Class W Warrant, and one Class Z Warrant. It is expected that the Company’s management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). If the Company does not effect a Business Combination within 15 months after consummation of the Proposed Offering (or within 21 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 15 months after consummation of the Proposed Offering and the Business Combination has not been consummated within such 15 month period) (the “Target Business Acquisition Period”), the Company will promptly distribute the amount held in trust (the “Trust Fund”), which is substantially all of the proceeds from any initial public offering including any accrued interest, to its Class B stockholders. In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to increase the number of authorized shares of common stock and Class B common stock and provide for mandatory liquidation of the Company in the event that the Company does not contract a Business Combination within 15 months from the date of the Proposed Offering, or consummate a Business Combination in 21 months, subsequent to the Proposed Offering.

Going concern consideration — As indicated in the accompanying financial statements, at August 24, 2005, the Company had $156,750 in cash and working capital of $139,750, excluding deferred registration costs to date of $59,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business Acquisition Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share — Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase 3,075,000 shares of common stock is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (August 10, 2005) through August 24, 2005.

Fair Value of Financial Instruments — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at August 24, 2005.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — DEFERRED REGISTRATION COSTS

As of August 24, 2005, the Company has incurred deferred registration costs of $59,000 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4 — INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$2,250
Other deferred tax assets	1,350
Less valuation allowance	(3,600)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2025.

NOTE 5 — COMMITMENTS

Administrative Services

The Company has agreed to pay an affiliate of a stockholder $7,500 per month, commencing on consummation of the Proposed Offering, for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters in the Proposed Offering.

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including $304,600 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of $2,132,200, or $2,452,030 if HCFP’s over-allotment option is exercised in full.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by HCFP.

HCFP will also be engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee equal to 5% of the first $5 million of Total Consideration, as defined in the Underwriting Agreement, paid and 4% of Total Consideration paid over $5 million, with a maximum fee to be paid of $300,000.

The Company has also agreed to sell to HCFP a purchase option to purchase the Company’s Series A units and/or Series B units. (Note 7)

NOTE 6 — NOTES PAYABLE

In August 2005, the Company’s initial securityholders advanced the Company $52,500 in the form of non-interest bearing notes which mature on the earlier of September 15, 2006 or the date the Proposed Offering is consummated. The proceeds from the notes will be used to pay a portion of the expenses of the Proposed Offering.

NOTE 7 — WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August, 2005, the Company sold and issued Class W Warrants to purchase 1,537,500 shares of the Company’s common stock, and Class Z Warrants to purchase 1,537,500 shares of the Company’s common stock, for an aggregate purchase price of $153,750, or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending five years from the date of the Proposed Offering.

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending seven years from the date of the Proposed Offering.

The Class W Warrants and Class Z Warrants may be exercised with cash on or prior to their respective expiration dates. However, the Class W Warrants and Class Z Warrants will not be exercisable unless at the time of exercise the Company has a current prospectus relating to the Company’s common stock issuable upon

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

exercise of the warrants and the common stock has been registered, qualified or deemed to be exempt under the applicable securities laws. In accordance with the terms of the Company’s warrant agreement, the Company has agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the Class W Warrants and Class Z Warrants until the expiration of such warrants. However, there can be no assurance that the Company will be able to do so. The holders of Class W Warrants and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

The Class W Warrants and Class Z Warrants outstanding prior to the Proposed Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

As the proceeds from the exercise of the Class W Warrants and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (the “UPO”) for $100 to HCFP, to purchase up to 20,000 Series A Units at an exercise price of $17.325 per unit and/or up to 130,000 Series B Units at an exercise price of $16.665 per unit. The Series A Units and Series B Units underlying the UPO will be exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (i) one year from the Proposed Offering and (ii) the consummation of a Business Combination and expire on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholder’s equity, which will be offset by an equivalent increase in stockholders’ equity for the issuance of the UPO. The Company estimates that the fair value of the 20,000 Series A Units and 130,000 Series B Units underlying the UPO will be approximately $421,000 at the date of sale and issuance, which was estimated using a Black-Scholes option-pricing model. The fair value of the UPO granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.875%, (2) risk-free interest rate of 4.02% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. Each of the Series A Units and Series B Units included in the UPO are identical to the Series A Units and Series B Units to be sold in the Proposed Offering, except that the exercise price of the Class W Warrants and Class Z Warrants underlying the Series A Units and Series B Units will be $5.50 per share and the Class Z Warrants underlying the Series A Units and Series B Units shall only be exercisable until the fifth anniversary of the Proposed Offering.

Until                     , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$30,460,000

GLOBAL SERVICES PARTNERS

ACQUISITION CORP.

400,000 Series A Units

2,600,000 Series B Units

PROSPECTUS

HCFP/Brenner Securities LLC

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC registration fee	10,942.80
NASD filing fee	9,797.21
Accounting fees and expenses	35,000.00
Printing and engraving expenses	60,000.00
Directors & officers liability insurance premiums	100,000.00	(2)
Legal fees and expenses	150,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	56,459.99	(3)

Total	$473,200.00

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and Class B common stock and $2,400 for acting as warrant agent for the registrant’s Class W and Class Z warrants.

(2)	This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation and by laws provide that all directors and officers of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by law. Our certificate of incorporation provides that the registrant may indemnify to the fullest extent permitted by law all employees of the registrant. Our by-laws provide that, if authorized by the board of directors, the registrant may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.

Paragraph B of Article Ninth of our certificate of incorporation provides:

“The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is a was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer as the request of the Corporation or predecessor Corporation.”

Paragraph C of Article Ninth of our certificate of incorporation provides:

“The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as an employee at the request of the Corporation or any predecessor to the Corporation.”

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock, Class W warrants and Class Z warrants without registration under the Securities Act:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants
Rahul Prakash	0	583,710	583,710
Abhishek Jain(1)	100	363,260	363,260
Avinash Vashistha(2)	0	363,260	363,260
Brian Boyle	0	145,300	145,300
Atikem Haile-Mariam	0	37,260	37,260
Ravindra Sannareddy	0	37,260	37,260
Saurabh Srivastava	0	7,450	7,450

(1)	These shares and warrants were acquired by WTP Capital, LLC, of which Mr. Jain is the Chief Executive Officer and a member.

(2)	These warrants were acquired by Tholons Capital LLC, of which Mr. Vashistha is President and a member.

The shares of common stock, Class W and Class Z warrants were issued on August 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares of common stock were sold at a purchase price of $5.00 per share for an aggregate price of $500 and the Class W and Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $153,750. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

*1.2	Form of Selected Dealers Agreement.

*3.1	Form of Amended and Restated Certificate of Incorporation.

*3.2	By-laws.

*4.1	Specimen Series A Unit Certificate.

*4.2	Specimen Series B Unit Certificate.

*4.3	Specimen Common Stock Certificate.

*4.4	Specimen Class B Common Stock Certificate.

*4.5	Specimen Class W Warrant Certificate.

*4.6	Specimen Class Z Warrant Certificate.

*4.7	Form of Unit Purchase Option to be granted to Representative.

*4.8	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Blank Rome LLP.

10.1	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Rahul Prakash.

10.2	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Abhishek Jain.

10.3	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Avinash Vashistha.

*10.4	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Dr. Brian Boyle.

*10.5	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Atikem Haile-Mariam.

*10.6	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Ravindra Sannareddy.

*10.7	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Saurabh Srivastava.

*10.8	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and WTP Capital, LLC.

*10.9	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Tholons Capital, LLC.

*10.10	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

*10.11	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

*10.12	Form of Administrative Services Agreement between Everest Telecom LLC and Registrant.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

*24	Power of Attorney (included on signature page of this Registration Statement).

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on the 3rd day of November, 2005.

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

By:	/S/ RAHUL PRAKASH
Rahul Prakash Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ RAHUL PRAKASH	Chairman of the Board and	November 3, 2005
Rahul Prakash	Chief Executive Officer and Director (Principal Executive Officer)

*	President, Secretary and Director	November 3, 2005
Abhishek Jain

*	Director	November 3, 2005
Dr. Brian Boyle

*	Executive Vice President, Chief	November 3, 2005
Avinash Vashistha	Financial Officer and Director (Principal Financial and Accounting Officer)

*By:	/S/ RAHUL PRAKASH
Rahul Prakash Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement

*1.2	Form of Selected Dealers Agreement

*3.1	Form of Registrant’s Amended and Restated Certificate of Incorporation

*3.2	Registrant’s Bylaws

*4.1	Specimen Series A Unit Certificate

*4.2	Specimen Series B Unit Certificate

*4.3	Specimen Common Stock Certificate

*4.4	Specimen Class B Common Stock Certificate

*4.5	Specimen Class W Warrant Certificate

*4.6	Specimen Class Z Warrant Certificate

*4.7	Form of Unit Purchase Option to be granted to Representative

*4.8	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Blank Rome LLP

10.1	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Rahul Prakash

10.2	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Abhishek Jain

10.3	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Avinash Vashistha

*10.4	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Dr. Brian Boyle

*10.5	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Atikem Haile-Mariam

*10.6	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Ravindra Sannareddy

*10.7	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Saurabh Srivastava

*10.8	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and WTP Capital, LLC

*10.9	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Tholons Capital, LLC

*10.10	Form of Trust Agreement between American Stock Transfer & Trust Company and the Registrant

*10.11	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders

*10.12	Form of Administrative Services Letter Agreement between Everest Telecom LLC and the Registrant

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)

*24	Power of Attorney (included on signature page of this Registration Statement)

*	Previously filed.